SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 10, 2003

NETBANK, Inc.

Georgia	0-22361	58-2224352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11475 Great Oaks Way

Suite 100

Alpharetta, Georgia 30022

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (770) 343-6006

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

        On April 10, 2003, NetBank, Inc. completed an issuance of $4.25 million in trust preferred securities. The securities were issued through a newly formed trust, NBI Trust II, in a private pooled transaction. The securities have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States under the Securities Act of 1933, as amended, absent registration or an applicable exemption from the registration requirements. The securities carry a variable rate and were initially priced at LIBOR plus 3.25%. Interest payments and the resetting of the rate both occur on a quarterly basis. The securities are scheduled to mature in 30 years and they cannot be redeemed by NBI Trust II for a minimum of five years.

Item 7. Financial Statements and Exhibits

        (c) Exhibits. The following materials are filed as exhibits to this current report:

Exhibit Number	Description of Exhibit
99.1	Press Release issued April 11, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date:	April 14, 2003	/s/	Charles E. Mapson
(Signature)

Charles E. Mapson
Chief Legal Executive